UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 10, 2014

Quest Diagnostics Incorporated
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or other jurisdiction of Incorporation)

001-12215	16-1387862
(Commission File Number)	(I.R.S. Employer Identification No.)

Three Giralda Farms Madison, NJ 07940	07940
(Address of principal executive offices)	(Zip Code)

(973) 520-2700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure

On March 10, 2014, Quest Diagnostics Incorporated (the "Company") issued a press release announcing that it completed the recently announced acquisition of Solstas Lab Partners Group and its subsidiaries. In conjunction with the completion of the Solstas transaction, the Company announced that it raised its full-year 2014 financial guidance for results from continuing operations, excluding special items:

•	Full year 2014 revenues are expected to increase 2% to 4% over the full year 2013, versus the prior guidance of flat to down 2%.

•	Adjusted earnings per diluted share are expected to be between $3.95 and $4.15, versus the prior guidance of between $3.90 and $4.10.

The Company stated that updated guidance for the full year 2014 reflects unseasonably harsh winter weather conditions during February, which have negatively impacted the Company’s performance. The Company now estimates the impact of weather to first quarter adjusted earnings per diluted share to be approximately $0.10.

A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01     Financial Statements and Exhibits

d.	Exhibit	Description
	99.1	Press Release

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

March 11, 2014

QUEST DIAGNOSTICS INCORPORATED

By:    /s/ William J. O’Shaughnessy, Jr.
William J. O’Shaughnessy, Jr.
Deputy General Counsel and Secretary

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